Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                          For the Month of August 1998
                    Distribution Date of September 15, 1998
                           Servicer Certificate #28

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $165,506,037.27
Beginning Pool Factor                                           0.3598396

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,195,081.26
     Interest Collected                                     $1,221,724.83

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $167,414.42
Total Additional Deposits                                     $167,414.42

Repos / Chargeoffs                                            $155,755.20
Aggregate Number of Notes Charged Off                                  71

Total Available Funds                                      $10,094,131.06

Ending Pool Balance                                       $156,645,290.26
Ending Pool Factor                                              0.3405748

Servicing Fee                                                 $137,921.70

Repayment of Servicer Advances                                $490,089.45

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,922,007.53
     Target Percentage                                               5.00%
     Target Balance                                         $7,832,264.51
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($263,186.27)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                      9.365%
Current Weighted Average Remaining Term (months):                   26.36

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days           $1,413,171.98      942
                                31 - 60 days            $368,669.77      265
                                60+  days               $182,889.27       80

     Total:                                           $1,964,731.02      971

     Balances:                  60+  days             $2,246,276.73       80

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $44,942.27
+    Excess Serv.                                       $218,244.00
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,922,007.53

Exhibit 20.3
Page 2 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of August 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $165,506,037.27
Ending Pool Balance                            $156,645,290.26

Collected Principal                              $8,704,991.81
Collected Interest                               $1,221,724.83
Charge - Offs                                      $155,755.20
Liquidation Proceeds / Recoveries                  $167,414.42
Servicing                                          $137,921.70
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $9,956,209.36

Beginning Balance                              $165,506,037.27              $0.00    $154,181,437.38    $11,324,599.89

Interest Due                                       $877,218.35              $0.00        $815,876.77        $61,341.58
Interest Paid                                      $877,218.35              $0.00        $815,876.77        $61,341.58
Principal Due                                    $8,860,747.01              $0.00      $8,462,013.39       $398,733.62
Principal Paid                                   $8,860,747.01              $0.00      $8,462,013.39       $398,733.62

Ending Balance                                 $156,645,290.26              $0.00    $145,719,423.99    $10,925,866.27
Note / Certificate Pool Factor                                             0.0000             0.4196            0.5278
   (Ending Balance / Original Pool Amount)
Total Distributions                              $9,737,965.36              $0.00      $9,277,890.16       $460,075.20

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $218,244.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,922,007.53
(Release) / Draw                                  ($263,186.27)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.3
Page 3 of 3

Navistar Financial 1996 - A Owner Trust
For the Month of August 1998


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                 6                  5                4                3                2                1
                              Mar-98             Apr-98           May-98           Jun-98           Jul-98           Aug-98
Beginning Pool Balance     $210,823,570.58  $201,965,001.20  $192,662,147.75  $183,840,293.25  $174,108,661.77  $165,506,037.27

A)   Loss Trigger:
Principal of Contracts
  Charged Off                  $242,578.83      $134,699.72      $467,682.14      $502,205.30      $187,160.28      $155,755.20
Recoveries                     $501,962.37      $604,119.92      $385,285.54      $340,779.26      $245,162.77      $167,414.42

Loss Trigger - Reserve Account Balance                                   Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)          $1,104,587.16                Total Charged off (Months 1 - 6)       $1,690,081.47
  Total Recoveries (Months 3, 2, 1)             $753,356.45                Total Recoveries (Months 1 - 6)        $2,244,724.28
  Net Loss / (Recoveries) for 3 Mos             $351,230.71 (a)            Net Loss/(Recoveries) for 6 Mos.        ($554,642.81)(c)

  Total Balance (Months 5, 4, 3)            $578,467,442.20 (b)            Total Balance (Months 1 - 6)       $1,128,905,711.82(d)

  Loss Ratio Annualized  [(a/b) * (12)]             0.7286%                Loss Ratio Annualized [(c/d) (12)]          -0.5896%

  Trigger:  Is Ratio > 1.5%                              No                Trigger:  Is Ratio > 6.0%                        No

                                                                                   Jun-98           Jul-98           Aug-98
B)   Delinquency Trigger:                                                       $1,561,396.10    $1,449,139.68    $2,246,276.73
     Balance delinquency 60+ days                                                    0.84932%         0.83232%         1.35722%
     As % of Beginning Pool Balance                                                  0.91188%         0.89068%         1.01295%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                   2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer